Consent of Independent Registered Public Accounting Firm


YDI Wireless, Inc. and Subsidiaries
Falls Church, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 23, 2004 (Except for Note 19, as to which the date is March 16, 2004), relating to the consolidated financial statements and schedules of YDI Wireless, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.



/s/  BDO Seidman, LLP


Bethesda, Maryland
December 17, 2004